UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2021

Ventoux CCM Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Putnam Avenue, Floor 4

Greenwich, CT 06830

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (646) 465-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTAQ	The Nasdaq Stock Market LLC
Warrants	VTAQW	The Nasdaq Stock Market LLC
Rights	VTAQR	The Nasdaq Stock Market LLC
Units	VTAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On November 10, 2021, Ventoux CCM Acquisition Corp., a Delaware corporation (“VTAQ”), entered into an agreement and plan of merger by and among VTAQ, Ventoux Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of VTAQ (“Ventoux Merger Sub”), Ventoux Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of VTAQ (“Ventoux Merger Sub II”), and E La Carte, Inc., d/b/a Presto, Inc., a Delaware corporation (“Presto”) (as amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement has been approved by VTAQ’s and Presto’s board of directors. Subject to the satisfaction or waiver of certain closing conditions set forth in the Merger Agreement as described in more detail below, including the approval of the Merger Agreement and the transactions contemplated thereby by Presto and VTAQ’s stockholders, (a) Ventoux Merger Sub will merge with and into Presto (the “First Merger”), with Presto being the surviving entity in the First Merger and continuing (immediately following the First Merger) as a wholly-owned subsidiary of VTAQ (the “Surviving Corporation”), and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Ventoux Merger Sub II (the “Second Merger”), with Ventoux Merger Sub II being the surviving entity in the Second Merger and continuing (immediately following the Second Merger) as a wholly-owned subsidiary of VTAQ (the “Mergers” and the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”). In addition, in connection with the consummation of the Business Combination, VTAQ will be renamed Presto Technologies, Inc. and is referred to herein as “New Presto” as of the time of such change of name.

Merger Consideration

Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain closing conditions set forth therein, at the closing of the Business Combination (the “Closing”), VTAQ will acquire all of the outstanding equity interests of Presto, and stockholders of Presto will receive $800,000,000 in aggregate consideration (the “Aggregate Base Consideration”) in the form of newly issued common stock in New Presto, calculated based on a price of $10.00 per share.

In addition to the Aggregate Base Consideration, Presto stockholders may be entitled to receive, as additional consideration, and without any action on behalf of VTAQ, Ventoux Merger Sub, Ventoux Merger Sub II or VTAQ’s stockholders, 15,000,000 additional shares of common stock of New Presto (the “Presto Earnout Shares”), to be issued as follows: (A) 7,500,000 Presto Earnout Shares, if, during the period from and after the Closing until the third anniversary of the Closing, the Volume Weighted Average Price (“VWAP” as defined in the Business Combination Agreement) of New Presto common stock is greater than or equal to $12.50 for any 20 trading days within a period of 30 consecutive trading days, and (B) an additional 7,500,000 Presto Earnout Shares, if, during the period from and after the Closing until the fifth anniversary of the Closing, the VWAP of New Presto common stock is greater than or equal to $15.00 for any 20 trading days within a period of 30 consecutive trading days.

Equity Awards, Presto Convertible Notes and Warrants

Pursuant to the Merger Agreement, at the time the First Merger becomes effective (the “Effective Time”), each option exercisable for Presto equity that is outstanding and unexercised immediately prior to the Effective Time will be assumed and converted into a newly issued option exercisable for common stock of New Presto. At the Effective Time, each warrant of Presto that is outstanding and unexercised immediately prior to the Effective Time shall, in accordance with its terms, either be (i) cancelled and converted into the right to receive common stock of New Presto, or (ii) assumed and converted into a newly issued warrant exercisable for common stock of New Presto. Immediately prior to the Effective Time, each convertible promissory note convertible for Presto equity that is issued and outstanding shall be cancelled and converted into the right to receive common stock of New Presto in accordance with the terms therein.

Representations and Warranties and Covenants

The parties to the Merger Agreement have made customary representations and warranties for transactions of this type. The representations and warranties made under the Merger Agreement will generally not survive the Closing. In addition, the parties to the Merger Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of Presto and VTAQ and their respective subsidiaries during the period between the execution of the Merger Agreement and the Closing, covenants with respect to making the filing under the Hart-Scott Rodino Antitrust Improvements Act of 1976 and covenants with respect to the preparation and filing of the Registration Statement on Form S-4 (“Registration Statement”), which will include the proxy statement/prospectus of VTAQ. The covenants made under the Merger Agreement will not survive the Closing, unless by their terms they are to be performed in whole or in part after the Closing.

Conditions

The Closing is subject to certain customary conditions, including, among other things: (i) approval by VTAQ’s stockholders of the Merger Agreement, the Business Combination and certain other actions related thereto; (ii) approval by Presto’s stockholders of the Merger Agreement, the Business Combination and certain other actions related thereto; (iii) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iv) VTAQ having at least $85,000,000 of cash available at the Closing, consisting of cash held in its trust account and the aggregate amount of cash actually invested in (or contributed to) VTAQ pursuant to the Subscription Agreements (as defined below), after giving effect to redemptions of public shares, if any, but before giving effect to the consummation of the Closing and the payment of Presto’s and certain of VTAQ’s outstanding transaction expenses as contemplated by the Merger Agreement (the “Minimum Cash Condition”); (v) the absence of any material adverse effect that is continuing with respect to Presto, between the date of the Merger Agreement and the date of the Closing; and (vi) the shares of common stock of New Presto to be issued in connection with the Business Combination having been approved for listing by the Nasdaq Stock Market LLC subject only to official notice of issuance thereof.

Termination

The Merger Agreement may be terminated by VTAQ or Presto under certain circumstances, including, among others, (i) by written consent of VTAQ and Presto, (ii) by either VTAQ or Presto if the Closing has not occurred before August 31, 2022, and (iii) by VTAQ or Presto if VTAQ has not obtained the required approval of its stockholders.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about VTAQ, Presto or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in VTAQ’s public disclosures.

Subscription Agreements

VTAQ entered into equity subscription agreements (the “Equity Subscription Agreements”) each dated as of November 10, 2021, with certain accredited investors, pursuant to which, among other things, VTAQ agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 1,500,000 shares of common stock for $10.00 per share. The Equity Subscription Agreements provide that VTAQ must file a registration statement to register the resale of the subscribed common stock no later than 30 days after the closing date of the Business Combination (the “Closing Date”).

VTAQ also entered into a convertible note subscription agreement (the “Convertible Note Subscription Agreement” and, together with the Equity Subscription Agreements, the “Subscription Agreements”), each dated as of November 10, 2021, with an institutional accredited investor (collectively, the “Note Investor”), pursuant to which, among other things, VTAQ agreed to issue and sell, in a private placement to close immediately prior to the Closing, an aggregate of $55,000,000 in aggregate principal amount of convertible notes (the “Notes”) and an aggregate of 1,000,000 warrants (the “Note Financing Warrants”).

At any time prior to the close of business on the second trading day immediately preceding the maturity date of the Notes, the Notes will be convertible, at each holder’s option, into shares of common stock of New Presto at an initial conversion price equal to the lesser of (i) $13.00 and (ii) a 30% premium to the lowest per share price at which any equity of VTAQ is issued within 15 days prior to the Closing Date (the “Conversion Rate”).  In the event of a conversion in connection with a Fundamental Change (as defined below) or a Company Redemption (as defined below), the Conversion Rate will be increased by a number of additional shares set forth in a usual and customary “make-whole table” to be included in the indenture governing the Notes (the “Indenture”), a copy of which is filed as Exhibit 4.1 hereto, respectively, and is incorporated herein by reference.

At any time on or after the first anniversary of the issuance of the Notes until the second business day prior to maturity, the Notes will be convertible, in whole but not in part, at VTAQ’s option (a “Mandatory Conversion”) if the closing price of common stock is greater than or equal to 130% of the conversion price of the Notes for 20 trading days during any 30-consecutive-trading-day period ending on day before the notice of the Mandatory Conversion is given. The Conversion Rate in connection with a Mandatory Conversion will be increased by a number of additional shares pursuant to the make-whole table described above.

In addition, VTAQ may redeem the Notes at any time prior to the 21st trading day before maturity by paying, in cash, the principal, accrued interest, and a premium equal to, (1) through third anniversary, the present value of all remaining scheduled interest payments, computed using a discount rate equal to the Treasury Rate (to be defined in the Indenture) plus 0.50%, and warrants to purchase a number of shares equal to 50% of the number of shares into which the Notes redeemed were convertible, or (2) between third anniversary and maturity, of all remaining scheduled interest payments, computed using a discount rate equal to the Treasury Rate.

Each holder of a Note will have the right to cause VTAQ to repurchase for cash all or a portion of the Notes held by such holder at any time upon the occurrence of a “fundamental change,” a customary definition of which will be agreed in the Indenture (a “Fundamental Change”), at a repurchase price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to, but excluding, the repurchase date.

VTAQ will pay interest on the principal amount of the Notes in cash or in kind, at VTAQ’s election. If VTAQ elects to pay interest in cash (“Cash Interest”), the interest on the Notes will accrue at a rate of 9.0% per annum and be payable in cash. If VTAQ elects to pay interest in kind (“PIK Interest”), the interest on the Notes will be increased to a rate of 11.0% per annum. PIK Interest will be payable either (x) by increasing the principal amount of the outstanding Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) or (y) if the Notes are no longer held as global notes, by issuing additional Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the period (rounded up to the nearest $1.00). Following an increase in the principal amount of the outstanding Notes as a result of a PIK Interest payment, the Notes will bear interest on such increased principal amount.

Indenture will contain certain customary negative covenants, including limitations on indebtedness, restricted payments, liens, asset sales and transactions with affiliates.

VTAQ is obligated to register the shares issuable upon conversion of the Notes. VTAQ agreed that, after the consummation of the Business Combination, Presto will file with the SEC a registration statement registering the resale of the shares of VTAQ common stock issuable upon conversion of the Notes.

The Note Financing Warrants have the same terms and conditions as VTAQ’s outstanding publicly held warrants, except that each Note Financing Warrant is exercisable into one whole share of common stock at an exercise price of $11.50 per share. The Note Financing Warrants, like the publicly held warrants, may be redeemed if, among other conditions, the reported last sale price of VTAQ common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the date of the notice of redemption to warrantholders. The obligations of each party to consummate the transactions contemplated by the Convertible Note Subscription Agreement is conditioned upon, among other things, the entry into an indenture consistent with the terms set forth in the Convertible Note Subscription Agreement and the satisfaction or waiver of the conditions to the Closing. In connection with the execution and delivery of a Convertible Note Subscription Agreement with the lead investor of Notes subscription, Ventoux Acquisition Holdings LLC, a Delaware limited liability company, and Chardan International Investments, LLC, a Delaware limited liability company (together, the “Sponsors”) agreed to transfer, or cause to be transferred, 300,000 shares of Company common stock to a fund managed by such investor at the Closing. VTAQ has granted registration rights to the investors with respect to the Notes, the Note Financing Warrants and the common stock underlying the Notes and the Note Financing Warrants pursuant to the terms of the Amended and Restated Registration Rights Agreement as discussed below under the heading “Amended and Restated Registration Rights Agreement.”

The foregoing descriptions of the Subscription Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the forms of Indenture, the Equity Subscription Agreement, Convertible Note Subscription Agreement and Form of Amended and Restated Warrant Agreement, copies of which are filed as Exhibit 4.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference.

Amended and Restated Warrant Agreement

At the Closing, New Presto, the Sponsors and Continental Stock Transfer & Trust Company, as warrant agent, will enter into an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”) to reflect the issuance of the Note Financing Warrants. In addition, the Amended and Restated Warrant Agreement also provides that 600,000 of the Sponsors’ 6,675,000 private placement warrants will be cancelled. Each Note Financing Warrant and each private placement warrant is exercisable for one share of common stock at an exercise price of $11.50 per share.

The foregoing description of the Amended and Restated Warrant Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Form of Amended and Restated Warrant Agreement, a copy of which is filed as Exhibit 10.3 hereto, respectively, and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, New Presto, the Sponsors, the Note Investor, certain investors and other holders of Presto capital stock (the “Presto Holders” and together with the Sponsors and the investors, the “Holders”) will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the terms of the Amended and Restated Registration Rights Agreement, New Presto will be obligated to file a registration statement to register the resale of certain securities of New Presto held by the Holders. The Amended and Restated Registration Rights Agreement also provides the Holders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Form of Amended and Restated Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 hereto, respectively, and is incorporated herein by reference.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, the Sponsors, Presto’s directors and officers and certain affiliates of the Sponsors (together, the “Sponsor Parties”) entered into a Sponsor Support Agreement (the “Sponsor Agreement”) with VTAQ and Presto, pursuant to which the Sponsor Parties agreed, among other things, to vote all shares of VTAQ common stock beneficially owned by them in favor of each of the proposals at the VTAQ Special Meeting and against any proposal that would impede the Business Combination. The Sponsor Agreement also provides that the Sponsor Parties will not redeem any shares of VTAQ common stock.

The Sponsor Parties agreed to subject the founder shares they acquired prior to the VTAQ initial public offering to lock-up restrictions. During the period beginning on the Closing Date until the period beginning on the Closing Date to six months after the Closing Date, the Sponsor Parties may not transfer any of its, his or her founder shares, and during the period beginning on the date that is six months after the Closing Date to 12 twelve months after the Closing Date, the Sponsor Parties may only transfer up to 50% of its, his or her founder shares, in each case except for certain limited permitted transfers. In addition, the Sponsor Parties agreed that they will not transfer any privately placed warrants, acquired prior to the VTAQ initial public offering, during the period from the Closing Date to 12 months after the Closing Date.

The Sponsors also agreed to subject their founder shares to vesting and forfeiture provisions as set forth in the Sponsor Agreement based on the number of public shares redeemed at the closing of the Business Combination (such shares, the “Sponsors’ Earnout Shares”). Pursuant to the Sponsor Agreement, at the Closing, (i) in the case of redemptions of public shares of 90% or more, 15% of the Sponsors’ founder shares that are owned immediately after the Closing will be subject to vesting, (ii) in the case of redemptions of public shares of between 80% and 90%, 10% of the Sponsors’ founder shares that are owned immediately after the Closing will be subject to vesting, (iii) in the case of redemptions of public shares of between 70% and 80%, 5% of the Sponsors’ founder shares that are owned immediately after the Closing will be subject to vesting and (iv) in the case of redemptions of public shares of less than 70%, none of the Sponsors’ founder shares will be subject to vesting. The Sponsors’ Earnout Shares will vest if, during the period from and after the Closing until the fifth anniversary of the Closing, the VWAP of New Presto common stock is greater than or equal to $12.50 for any 40 trading days within a period of 60 consecutive trading days.

The foregoing description of the Sponsor Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Agreement filed as Exhibit 10.5 hereto and incorporated herein by reference.

Presto Stockholder Support Agreement

 In connection with the execution of the Merger Agreement, certain stockholders of Presto (collectively, the “Presto Supporting Stockholders”) entered into support agreements (collectively, the “Stockholder Support Agreements”), pursuant to which each Presto Supporting Stockholder agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby (including the Business Combination), not to transfer his, her or its Presto shares prior to the Closing Date, and to execute the Amended and Restated Registration Rights Agreement (as defined below) at the Closing Date.

The Presto Stockholder Support Agreements provide that during the period beginning on the Closing Date and ending on the date that is six months after the Closing Date, the Presto Supporting Stockholders may not transfer any of their shares of New Presto common stock, and during the period beginning on the date that is six months after the Closing Date and ending on the date that is 12 months after the Closing Date, the Presto Supporting Stockholders may only transfer up to 50% of their New Presto common stock, in each case, except for certain limited permitted transfers.

The foregoing description of the Stockholder Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholder Support Agreements, a form of which is attached as Exhibit 10.6 hereto, and the terms of which are incorporated herein by reference.

Governance Agreement

At the Closing, New Presto, Rajat Suri, REMUS Capital, an affiliate of Presto, and certain other parties set forth therein, will enter into a Governance Agreement (the “Governance Agreement”) to provide for certain governance rights and address certain governance matters relating to New Presto. The Governance Agreement will provide REMUS Capital the right to designate a replacement New Presto director if a director appointed within class I of the board is removed within one year of Closing and also will provide each of Mr. Suri and REMUS Capital with the right to nominate one individual to the New Presto board of directors, subject to certain qualifications, requirements and exceptions as set forth therein.

The foregoing description of the Governance Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Governance Agreement, a form of which is attached as Exhibit 10.7 hereto, and the terms of which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the headings “Subscription Agreements” is incorporated by reference herein. The shares of common stock to be issued and sold pursuant to the Equity Subscription Agreements, the Notes and warrants issued pursuant to the Convertible Note Subscription Agreement, the shares of common stock issuable upon conversion of the Notes and the exercise of the warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On November 10, 2021, VTAQ issued a press release announcing the execution of the Merger Agreement and other matters relating to the Business Combination and Presto. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Attached as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation dated November 2021, which will be used by VTAQ with respect to the Business Combination.

On November 10, 2021, VTAQ and Presto made a webcast available on their respective websites in which members of their respective managements discussed the Business Combination (the “Webcast”). A copy of the transcript for the Webcast is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of VTAQ under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3.

Additional Information and Where to Find It

In connection with the Business Combination, VTAQ intends to file a registration statement, which will include a preliminary proxy statement/prospectus, with the SEC. The proxy statement/prospectus will be sent to stockholders of VTAQ. This Current Report on Form 8-K is not a substitute for the proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PRESTO, VTAQ, THE BUSINESS COMBINATION AND RELATED MATTERS. The documents filed or that will be filed with the SEC relating to the Business Combination (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from VTAQ upon written request at Ventoux CCM Acquisition Corp., 1 East Putnam Avenue, Floor 4, Greenwich, CT 06830.

Participants in Solicitation

This Current Report on Form 8-K is not a solicitation of a proxy from any investor or security holder. However, VTAQ, Presto, and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed business combination under the rules of the SEC. Information about VTAQ’s directors and executive officers and their ownership of VTAQ’s securities is set forth in filings with the SEC, including VTAQ’s Annual Report on Form 10-K filed with the SEC on March 30, 2021 and amended on June 22, 2021. To the extent that holdings of VTAQ’s securities have changed since the amounts included in VTAQ’s Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Changes in Ownership on Form 4 filed with the SEC. Additional information regarding the participants will also be included in the proxy statement/prospectus, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Presto’s industry and market sizes, future opportunities for VTAQ, Presto and New Presto, VTAQ’s and Presto’s estimated future results and the proposed business combination, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the proposed business combination. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed or that will be disclosed in VTAQ’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or could otherwise cause the transactions contemplated therein to fail to close; (2) the outcome of any legal proceedings that may be instituted against VTAQ, Presto, VTAQ or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of VTAQ or Presto; (4) the inability of Presto to satisfy other conditions to closing; (5) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (6) the ability to meet stock exchange listing standards in connection with and following the consummation of the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations of Presto as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of VTAQ to grow and manage growth profitably, grow its customer base, maintain relationships with customers and suppliers and retain its management and key employees; (9) the impact of the COVID-19 pandemic on the business of Presto and VTAQ (including the effects of the ongoing global supply chain shortage); (10) Presto’s limited operating history and history of net losses; (11) Presto’s customer concentration and reliance on a limited number of key technology providers and payment processors facilitating payments to and by Presto’s customers; (12) costs related to the Business Combination; (13) changes in applicable laws or regulations; (14) the possibility that Presto or VTAQ may be adversely affected by other economic, business, regulatory, and/or competitive factors; (15) Presto’s estimates of expenses and profitability; (16) the evolution of the markets in which Presto competes; (17) the ability of Presto to implement its strategic initiatives and continue to innovate its existing products; (18) the ability of Presto to adhere to legal requirements with respect to the protection of personal data and privacy laws; (19) cybersecurity risks, data loss and other breaches of Presto’s network security and the disclosure of personal information; and (20) the risk of regulatory lawsuits or proceedings relating to Presto’s products or services.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about VTAQ and Presto or the date of such information in the case of information from persons other than VTAQ and Presto, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K. Forecasts and estimates regarding Presto’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities in respect of the Business Combination and shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1†	Merger Agreement, dated as of November 10, 2021, by and among VTAQ, Ventoux Merger Sub Inc., Ventoux Merger Sub II, LLC and Presto.
4.1*	Form of Indenture, by and among VTAQ, the guarantors from time to time party thereto and U.S. Bank, National Association, as trustee.
4.2	Form of 9.0%/11.0% Convertible Senior PIK Toggle Note due 2026 (included as Exhibit A to Exhibit 4.1 of this Form 8-K).
10.1*	Form of Equity Subscription Agreement.
10.2*	Form of Convertible Note Subscription Agreement.
10.3	Form of Amended and Restated Warrant Agreement.
10.4*	Form of Amended and Restated Registration Rights Agreement.
10.5	Sponsor Support Agreement, dated as of November 10, 2021, by and among Ventoux CCM Sponsor LLC, Chardan International Investments, LLC, VTAQ and Presto.
10.6	Form of Presto Stockholder Support Agreement, dated as of November 10, 2021, by and among certain stockholders of Presto, VTAQ and Presto.
10.7	Form of Governance Agreement.
99.1	Press Release, dated November 10, 2021.
99.2	Investor Presentation, dated November 2021.
99.3	Transcript of Webcast, dated November 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
*	Portions of this exhibit (indicated by asterisks) have been omitted under rules of the SEC permitting the confidential treatment of select information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Ventoux CCM Acquisition Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTOUX CCM ACQUISITION CORP.

Date: November 10, 2021	By:	/s/ Edward Scheetz
Edward Scheetz
Chief Executive Officer